                                                  LAW OFFICES OF
                                                 PIKE & SMITH P.A.
            Edward W. Pike                      IDAHO FALLS OFFICE:                     Mark J. Miller
       Admitted in Idaho and Utah                                                Admitted in Idaho and Nevada
          Certified Mediator                     O.E. Bell Center
                                            151 N. Ridge Ave., Suite 210               Stephanie J. Bonney
           Franklin N. Smith                       P.O. Box 2949                       Admitted in Idaho
  Admitted in Idaho, Utah and Nevada       Idaho Falls, Idaho 83403-2949
     Of Counsel: Van Cott, Bagley,           Telephone (208) 528-6444               Judith A. Lewis-Frazee
          Cornwall & McCarthy                 Telefax (208) 528-6447              Admitted in Idaho, Wyoming
         Salt Lake City, Utah                                                     Pennsylvania and Maryland
                                                                               Of Counsel - Driggs, Idaho Office

                                February 7, 2005

Ormat Funding Corp.
and the Guarantors listed in
Schedule A hereto
980 Greg Street
Sparks, Nevada 89431

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112

     RE:  STEAMBOAT DEVELOPMENT CORPORATION

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) $190,000,000 aggregate principal amount of 8 1/4% Senior Secured Notes due 2020 (the "Exchange Notes") of Ormat Funding
Corp. (the "Company") to be issued in exchange for the Company's outstanding
8 1/4% Senior Secured Notes due 2020 pursuant to:

     (a) the Indenture, dated as of February 13, 2004, between the Company,
Brady Power Partners, a Nevada general partnership ("Brady Power Partners"),
OrMammoth Inc., a Delaware corporation ("OrMammoth"), ORNI 1 LLC, a Delaware limited liability company ("ORNI 1"), ORNI 2 LLC, a Delaware limited liability company ("ORNI 2"), ORNI 7 LLC, a Delaware limited liability company ("ORNI 7"),
Steamboat Development Corp., an Utah corporation ("Steamboat Development"), and
Steamboat Geothermal LLC, a Delaware limited liability company ("Steamboat
Geothermal"), and Union Bank of California, N.A. as trustee (the "Trustee"), as supplemented by (1) the First Supplemental Indenture dated as of May 14, 2004 between the Company, Brady Power Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7,
Steamboat Development and Steamboat Geothermal, and the Trustee, (2) the Second
Supplemental Indenture, dated as of December 21, 2004, between the Company,
Brady Power Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7, Steamboat Development
and Steamboat Geothermal and the Trustee, and (3) the Third Supplemental
Indenture, dated as of December 31, 2004, between the Company, Brady Power
Partners, OrMammoth, ORNI 1, ORNI 2, ORNI 7, Steamboat Development, Steamboat
Geothermal and Ormesa LLC, a Delaware limited

                                 DRIGGS OFFICE:

        Outfitters Building, 10 Ashley Ave., Suite 205, Driggs, ID 83422
                            Telephone (208) 354-3029

2/7/2005

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liability company ("Ormesa"), and collectively with Brady Power Partners,
OrMammoth, ORNI 1, ORNI 2, ORNI 7, Steamboat Development, Steamboat Geothermal
and the Company (collectively, the "Registrants") (as so supplemented, the
"Indenture"), and

     (b) the Registration Rights Agreement, dated as of February 13, 2004 (the
"Registration Rights Agreement"), by and among the Company, Brady Power
Partners, Steamboat Development, Steamboat Geothermal, OrMammoth, ORNI 1, ORNI
2, ORNI 7, and Lehman Brothers Inc.,

     and (ii) the guarantee of the Company's obligations under the Exchange
Notes by Steamboat Development issued pursuant to the Guarantee, dated as of
February 13, 2004, by Steamboat Development in favor of the Trustee (the
"Guarantee").

     We, as special counsel to Steamboat Development, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of rendering our legal opinion. In particular, we have examined originals, certified copies or copies verified to our satisfaction of the Articles of Incorporation, Restated
Articles of Incorporation, and Articles of Amendment Adopting Restated Articles
of Incorporation of Steamboat Development, certified by the Division of
Corporations and Commercial Code of the Utah Department of Commerce (the
"Division"), and the Bylaws of Steamboat Development (collectively, the
"Governing Documents"); Certificate of Existence of Steamboat Development issued by the Division and Letter of Good Standing issued by the Utah State Tax
Commission; Officer's and Incumbency Certificate signed by the President and
Secretary of Steamboat Development and Unanimous Written Consent of the Board of
Directors of Steamboat Development Corp.; and such other documents and certificates of public officials and representatives of Steamboat Development as we have deemed necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     (a) Steamboat Development is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah;

     (b) Steamboat Development has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the
         Guarantee; and

     (c) Steamboat Development has duly authorized, executed and delivered the
         Guarantee.

     In connection with the foregoing, we have assumed that at the time of the issuance and delivery of the Exchange Notes there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Guarantee and that all of the terms of the Guarantee and the performance by Steamboat Development of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or

2/7/2005

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governmental body having jurisdiction over Steamboat Development, and will not result in a default under or a breach of any agreement or instrument then binding upon Steamboat Development.

     In rendering the foregoing opinion, we have relied as to certain matters on information and representations obtained from public officials, officers of the
Registrants and other sources believed by us to be responsible, and we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, and (ii) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified, and that all individuals who may have executed any of the documents reviewed by us had the legal capacity to so execute such documents.

     We do not represent Steamboat Development for all purposes or with respect to all matters, and except for Certificates of Existence or such similar documents issued by the relevant state agency and Steamboat Development's company resolutions and documents listed above, we have not examined any other company records or documents, including, without limitation, minutes, or any other agreements, instruments or indentures under which Steamboat Development may be a party, nor have we undertaken any inquiry into the general affairs of
Steamboat Development. Consequently, there may exist matters of significance relating to the opinions herein with respect to which we have not been consulted and, therefore, have no knowledge. As to the questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon statements, certificates, representations or warranties of managers or other representatives of Steamboat Development without undertaking any independent verification.

     The foregoing opinion is further subject to the following qualifications:

     (a) Our opinion expressed herein is based solely on the laws of Utah in effect on the date hereof, and is exclusive of the effect, if any, of federal or state securities laws on the Guarantee to which Steamboat
         Development is a party.

     (b) We assume no obligation to update or supplement this opinion to reflect any changes in law that may hereafter occur. Accordingly, this opinion is, in all respects, subject to, and may be limited by future legislative and executive actions and future judicial decisions.

     (c) We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention after the date hereof.

     In addition to the foregoing, our opinion is specific to the transaction set forth in the Indenture, the Registration Rights Agreement and the Guarantee
and is limited to those matters expressly stated herein; accordingly, no opinion may be implied or inferred beyond the matters expressly stated herein.

     We hereby grant permission to Chadbourne & Parke LLP to rely on this opinion with respect to matters of Utah law in its opinion dated February 4,
2005.

2/7/2005

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                                 Sincerely yours,

                                                 /s/ Pike & Smith P.A.

                                                 Pike & Smith P.A.

2/7/2005

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                                   Schedule A
                                   ----------

Brady Power Partners
OrMammoth Inc.
Ormesa LLC
ORNI 1 LLC
ORNI 2 LLC
ORNI 7 LLC
Steamboat Development Corp.
Steamboat Geothermal LLC